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                          CROSS MEDICAL PRODUCTS, INC.

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                                   Exhibit 5

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                        PORTER, WRIGHT, MORRIS & ARTHUR
                              41 South High Street
                              Columbus, Ohio 43215
                            Telephone: (614)227-2000
                               Fax: (614)227-2100

                                 June 12, 1997

Cross Medical Products, Inc.
5160 -A Blazer Memorial Parkway
Dublin, Ohio 43017



         Re: Registration Statement on Form S-8 Cross Medical Products, Inc. Amended and Restated 1994 Stock Option Plan (the "Plan")

Gentlemen:

         We have acted as counsel for Cross Medical Products, Inc. a Delaware corporation ("Cross"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by Cross with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of an additional 400,000 shares of Cross Common Stock, $.01 par value (the "Shares"), to be issued under the Plan.

         In connection with this opinion, we have examined such corporate records, documents and other instruments of Cross as we have deemed necessary.

         Based on the foregoing, we are of the opinion that the Shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/ Porter, Wright, Morris & Arthur

                                           PORTER, WRIGHT, MORRIS & ARTHUR